UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)	On September 19, 2014, the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) appointed Jody L. Anderson as President and Chief Operating Officer (“COO”) of the Company, effective as of October 1, 2014. Mr. Anderson succeeds C. Glynn Quattlebaum, who will relinquish the title and office of President and COO of the Company, also effective as of October 1, 2014. Mr. Quattlebaum will continue to serve as Vice Chairman of the Board.

Mr. Anderson, age 48, has over 25 years of consumer finance experience. He has served since 2007 as Director of North America Operations at OneMain Financial (formerly CitiFinancial), the consumer finance division of Citigroup. Prior to that time, Mr. Anderson served as CitiFinancial’s Vice President of North America Compliance from 2001 through 2007. He also served as Managing Director at Chesapeake Appraisal & Settlement Services (a division of CitiFinancial) from 1999 to 2001 and as a District and Branch Manager at CitiFinancial from 1987 through 1999. Mr. Anderson received his MBA from the University of Indianapolis and his BBA from Roanoke College.

Mr. Anderson does not have any family relationships with any of the Company’s directors or executive officers. In addition, there are no arrangements or understandings between Mr. Anderson and any other person pursuant to which Mr. Anderson was selected as President and COO, and there are no related party transactions involving Mr. Anderson that are reportable under Item 404(a) of Regulation S-K.

On September 22, 2014, the Company issued a press release announcing Mr. Anderson’s appointment. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with his appointment as the Company’s President and COO, Mr. Anderson entered into an Employment Agreement with the Company (the “Agreement”). The Agreement is effective as of September 19, 2014 and terminates on the third anniversary of the effective date. Pursuant to the Agreement, Mr. Anderson will be paid an annual base salary of $325,000, subject to upward adjustment from time to time by the Company’s Board or the Compensation Committee of the Board (the “Compensation Committee”). For each calendar year during the employment term, Mr. Anderson is also eligible to earn an annual bonus award under the Company’s Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The Agreement provides that Mr. Anderson will be eligible for a prorated bonus during calendar year 2014.

Mr. Anderson will also receive compensation in the following forms: a nonqualified stock option award (the “Option Award”); a performance-contingent restricted stock unit award (the “RSU Award”); and a cash-settled performance share award (the “Performance Share Award”).

The Company will grant Mr. Anderson an Option Award to purchase such number of shares of the Company’s common stock as may be determined by dividing $200,000 by the fair value of each option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP using the Black-Scholes option pricing model), at an exercise price per share equal to the fair market value per share on the grant date, which shall be a date determined by the Compensation Committee to occur on or as soon as practicable after October 1, 2014. The Option Award will vest on December 31, 2017, subject to Mr. Anderson’s continued employment with the Company through the vesting date. The Option Award will have a ten year term.

Subject to Mr. Anderson’s continued employment from the date of commencement of employment until the grant date, the Company will grant Mr. Anderson an RSU Award at the time the Company makes its long-term incentive awards for 2015 to other members of senior management, but not later than February 28, 2015. The number of shares subject to the RSU Award will be calculated by dividing $200,000 by the closing price of the Company’s common stock on the grant date. The RSU Award will be eligible for vesting on December 31, 2017, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Anderson’s continued employment from the grant date until the vesting date.

Subject to Mr. Anderson’s continued employment from the date of commencement of employment until the grant date, the Company will grant Mr. Anderson a Performance Share Award at the time the Company makes its annual long-term incentive awards for 2015 to other members of senior management, but not later than February 28, 2015. The Performance Share Award will be eligible for vesting on December 31, 2017, if and to the extent the performance criteria established by the Compensation Committee are met and subject to Mr. Anderson’s continued employment from the grant date until the vesting date. The target cash settlement value of the Performance Share Award at vesting will be equal to $200,000.

Each of the Option Award, the RSU Award, and the Performance Share Award will be subject to the terms of the Company’s 2011 Stock Incentive Plan, as it may be amended, or any successor plan (collectively, the “Stock Plan”), and each applicable award agreement. Commencing in 2016, and subject to his continued employment, Mr. Anderson is eligible to receive long-term incentive awards under the Company’s Stock Plan at the discretion of the Company’s Board and Compensation Committee.

The Company will also provide Mr. Anderson with benefits generally available to its other employees, including medical and retirement plans, in addition to a car allowance of $1,150 per month, the use of a cell phone, and reasonable relocation expenses.

If Mr. Anderson’s employment is terminated by the Company without “cause” or by Mr. Anderson as a result of “involuntary termination,” Mr. Anderson will be entitled to receive: (1) accrued but unpaid salary through his termination date (payable 45 calendar days after the termination date); (2) continued payment of his annual base salary for a period of 12 months following his termination date; (3) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year end but before the bonus for the preceding year is paid, the bonus for the preceding year; (4) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; and (5) reimbursement of expenses incurred prior to termination.

If Mr. Anderson’s employment terminates due to his death or “disability” (as defined by the Agreement), Mr. Anderson will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3) the pro-rata portion of any bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year end but before the bonus for the preceding year is paid, the bonus for the preceding year. In addition, in the event Mr. Anderson’s employment is terminated due to disability, he is entitled to continued payment of his annual base salary until 12 months after his termination date, reduced by the amounts payable under any disability insurance, plan or policy maintained by the Company.

If the Company terminates Mr. Anderson’s employment with “cause” or if Mr. Anderson voluntarily terminates his employment, he is entitled only to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntarily termination of employment, if termination occurs after year end but before the bonus for the preceding year is paid, Mr. Anderson is also entitled to payment of the bonus for the preceding year.

For purposes of the Agreement, “cause” includes: (1) the willful or grossly negligent material failure to perform duties; (2) conviction or entering into a plea bargain or plea of nolo contendere of any felony or certain other crimes; (3) certain acts of fraud, embezzlement or misappropriation; (4) certain failures to comply with any Company written policy or certain other actions that materially interfere with Mr. Anderson’s ability to discharge his duties, responsibilities or obligations; (5) the knowing misstatement of Company financial records; (6) the material breach by Mr. Anderson of any of the terms of the Agreement; (7) habitual drunkenness or substance abuse; (8) the failure to disclose material financial or other information to the Board; or (9) engagement in conduct that results in Mr. Anderson’s obligation to reimburse the Company for the amount of any bonus or other compensation under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

For purposes of the Agreement, “involuntary termination” means termination of Mr. Anderson’s employment which is due to a material diminution of his responsibilities, position, authority, duties or in the terms or status of the Agreement or a reduction in Mr. Anderson’s compensation package, in each case without Mr. Anderson’s written consent.

Mr. Anderson is also subject to a covenant not to disclose the Company’s confidential information during his employment term and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive consumer finance loans through “loan sources” (as defined in the Agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of two years following his termination of employment and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Anderson’s covenant not to compete is limited to an area within twenty-five miles of any Company office.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated September 19, 2014, between Jody L. Anderson and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on September 22, 2014, announcing the appointment of Jody L. Anderson as President and Chief Operating Officer of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: September 25, 2014	By:	/s/ Donald E. Thomas
Donald E. Thomas
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated September 19, 2014, between Jody L. Anderson and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on September 22, 2014, announcing the appointment of Jody L. Anderson as President and Chief Operating Officer of the Company